UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 18, 2013

QUESTCOR PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

California	001-14758	33-0476164
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Kellogg Drive, Suite D, Anaheim, California		92,807
(Address of Principal Executive Offices)		(Zip Code)
Registrant's telephone number, including area code: (714) 786-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.
This Amendment to Current Report on Form 8-K/A (the “Amendment”) is being filed to amend the Current Report on Form 8-K filed by Questcor Pharmaceuticals, Inc. (the “Company”) with the U.S. Securities and Exchange Commission on January 18, 2013 (the “Original Form 8-K”) regarding the acquisition by Questcor, through a wholly-owned subsidiary, of all of the issued and outstanding shares of BioVectra Inc. (“BioVectra”). The sole purpose of this Amendment is to provide the financial statements and pro forma information required by Item 9.01, which were excluded from the Original Form 8-K and are filed as exhibits hereto and are incorporated herein by reference. All other items in the Original Form 8-K remain the same and are hereby incorporated by reference into this Amendment.

Item 9.01	Financial Statements and Exhibits.

(a)    Financial Statements of Business Acquired.
The audited consolidated financial statements of BioVectra for the fiscal years ended August 31, 2012 and 2011, and the notes related thereto, presented in Canadian dollars, are filed as Exhibit 99.1 to this Amendment.
The unaudited interim condensed consolidated financial statements of BioVectra for the three month periods ended November 30, 2012 and 2011, and the notes related thereto, presented in Canadian dollars, are filed as Exhibit 99.2 to this Amendment.
(b)    Pro Forma Financial Information.
The unaudited restated pro forma combined balance sheet as of December 31, 2012, pro forma combined statement of income and comprehensive income for the twelve months ended December 31, 2012 and the notes related thereto, presented in U.S. dollars, are filed as Exhibit 99.3 to this Amendment.
(c)    Not applicable.
(d)    Exhibits.

Exhibit Number	Description
23.1	Consent of ArsenaultBestCameronEllis, Independent Public Accounting Firm

99.1	BioVectra's audited consolidated financial statements for the fiscal year ended August 31, 2012 and 2011

99.2	BioVectra's unaudited condensed consolidated interim financial statements for the three month periods ended November 30, 2012 and 2011

99.3	Unaudited pro forma combined balance sheet as of December 31, 2012, statement of income and comprehensive income for the twelve months ended December 31, 2012 and the notes related thereto

SIGNATURES
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2013	QUESTCOR PHARMACEUTICALS, INC.

	By:	/s/ Michael H. Mulroy
Michael H. Mulroy
Senior Vice President, Chief Financial Officer and General Counsel